Exhibit 99.1

The Duckhorn Portfolio Announces Third Quarter 2021 Financial Results

Net Sales Increase 32%

Net Income of $9.0 million; Adjusted Net Income of $17.9 million

Adjusted EBITDA of $32.9 million

St. Helena, CA, June 7, 2021 – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”), today reported its financial results for the three months ended April 30, 2021.

Third Quarter 2021 Highlights

•	Net sales were $90.4 million, an increase of $21.7 million, or 31.6%, versus the prior year period.

•

Gross profit was $46.9 million, an increase of $10.6 million, or 29.1%, versus the prior year period. Adjusted gross profit was $47.2 million, an increase of $8.7 million, or 22.6%, versus the prior year period.

•

Net income was $9.0 million, or $0.08 per diluted share, versus $11.6 million, or $0.11 per diluted share, in the prior year period. Adjusted net income was $17.9 million, or $0.17 per diluted share, versus $15.5 million, or $0.15 per diluted share, in the prior year period.

•

Adjusted EBITDA was $32.9 million, an increase of $1.7 million, or 5.5%, versus the prior year period as continuing strong business performance more than offset the impact of increased marketing investment for product innovation, the timing of incentive-related accruals and new public company-related expenses.

•	Cash and cash equivalents were $5.0 million as of April 30, 2021, with a leverage ratio of 2.3x net debt (net of deferred financing costs) to trailing twelve months adjusted EBITDA.

“Following a successful IPO, our strong third quarter results build upon a long, proven track record of delivering profitable, sustained growth,” commented Alex Ryan, President and Chief Executive Officer. “Our performance in the quarter, highlighted by robust top line growth and related market share gains demonstrate our ability to execute on our differentiated strategic plan and the tremendous runway for growth ahead of us in the high growth, luxury wine segment.”

Ryan continued, “I’m thrilled to start this next chapter in The Duckhorn Portfolio’s history. As the largest pure-play luxury wine company in the U.S, we intend on leveraging our exceptional brand strength, scale and diversified supply chain and production capabilities to capture consumer’s growing interest in and demand for high-quality, luxury wines. A willingness to challenge ourselves and never rest on past accomplishments is hardwired into our DNA, and we will continue to look to further enhance stakeholder value and profitably grow the business over the long-term.”

Third Quarter 2021 Results

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Net sales growth	31.6%	9.2%	21.7%	12.8%
Volume contribution	41.0%	23.0%	30.2%	21.4%
Price / mix contribution	(9.4)%	(13.7)%	(8.5)%	(8.6)%

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Wholesale – Distributors	59.5%	52.7%	64.4%	59.4%
Wholesale - California direct to retail	15.7%	17.1%	16.5%	18.1%
DTC	24.8%	30.2%	19.1%	22.5%

Net sales	100.0%	100.0%	100.0%	100.0%

Net sales were $90.4 million, an increase of $21.7 million, or 31.6%, versus $68.7 million in the prior year period. The increase in net sales is primarily attributable to 41% volume growth, which compares to 23% volume growth in the prior year. However, this was partially offset by (9.4)% mix contribution, as our leading Decoy and Duckhorn brands outpaced the rest of the portfolio and Wholesale to Distributor sales growth exceeded the growth of our unique California Direct to Retail and DTC channels. On a like-for-like basis, pricing changes were immaterial to our results.

Gross profit was $46.9 million, an increase of $10.6 million, or 29.1%, versus the prior year period. Gross profit margin was 51.9%, down 100 basis points versus the prior year period as a result of brand and channel mix shifts, partially offset by a reduced impact on gross profit due to purchase accounting adjustments related to prior acquisitions. Adjusted gross profit was $47.2 million, an increase of $8.7 million, or 22.6%, versus the prior year period.

Total selling, general and administrative expenses were $31.1 million, an increase of $18.0 million, or 136.7% versus $13.2 million in the prior year period. The increase was primarily attributed to an $8.6 million increase in equity-based compensation and $2.3 million in transaction expenses, both of which related to the Company’s recent IPO, a $3.9 million increase in performance compensation-related accruals driven by strong Company performance in the period as well as the timing of accruals in the prior year, and an increase of $0.7 million in new public company costs largely attributable to professional fees and D&O insurance. Marketing expenses increased by $1.3 million primarily to support new product innovation, partially offset by a reduction in promotional and other events as a result of the ongoing pandemic.

The Company’s effective tax rate was 38.4% versus 26.5% in the prior year period. The increase in tax rate was primarily attributed to equity-based compensation expense in connection with our IPO. Excluding the impact of equity-based compensation, the blended tax rate was 25.9% for the quarter.

Net income was $9.0 million, or $0.08 per diluted share, versus $11.6 million, or $0.11 per diluted share, in the prior year period. Adjusted net income was $17.9 million, or $0.17 per diluted share, versus $15.5 million, or $0.15 per diluted share, in the prior year period. The increases to adjusted net income and EPS were due to higher net sales and volumes, lower interest expense and lower depreciation expense, partially offset by a negative mix contribution due to brand and channel mix, in addition to increases in direct selling expenses which were generally in line with net sales growth during the period.

Adjusted EBITDA was $32.9 million, an increase of $1.7 million, or 5.5%, versus $31.2 million in the prior year period. The increase was largely driven by higher net sales and volumes, partially offset by timing differences in compensation-related accruals for the comparative periods as well as new and ongoing public company costs. Adjusted EBITDA for the third quarter of fiscal 2020 was positively impacted by the elimination of $1.6 million in incentive compensation-related accruals in response to revised business forecasts in the early stages of the COVID-19 pandemic. The accrual was reinstated in the subsequent quarter as the business outlook for fiscal 2020 improved. If the impact of the timing of this adjustment in the third quarter of fiscal 2020 is excluded, Adjusted EBITDA increased $3.3 million, or 11%, compared to the prior year period.

Conference Call and Webcast

The Company will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time.) Investors interested in participating in the live call can dial 833-329-1692 from the U.S. and 639-380-0038 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, June 21, 2021, by dialing 416-621-4642 from the U.S., or 800 585-8367 from international locations, and entering confirmation code 3435119.

There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com. The webcast will be archived for 30 days.

About The Duckhorn Portfolio, Inc.

The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and more than 800 coveted acres of vineyards spanning 22 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 25 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.

Use of Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted earnings per share (“EPS”). Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, changes in the fair value of derivatives, net of taxes, and certain other items which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and consumer discretionary spending; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; the impact of COVID-19 on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Media Contact

Jessica Liddell, ICR

DuckhornPR@icrinc.com

203-682-8200

Investor Contact

Chris Mandeville, ICR

ir@duckhorn.com

707-302-2635

THE DUCKHORN PORTFOLIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands, except shares and per share data)

	April 30, 2021	July 31, 2020
	(unaudited)
ASSETS
Current assets
Cash	$5,027	$6,252
Accounts receivable trade, net	43,955	26,464
Inventories	268,825	245,311
Prepaid expenses and other current assets	8,554	2,686

Total current assets	326,361	280,713
Long-term assets
Property and equipment, net	240,975	242,751
Intangible assets, net	202,468	208,230
Goodwill	425,209	425,209
Other long-term assets	1,991	1,688

Total long-term assets	870,643	877,878

Total assets	$1,197,004	$1,158,591

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,839	$3,733
Accrued expenses	28,008	15,511
Accrued compensation	13,772	8,674
Deferred revenue	767	4,148
Derivative instrument	1,008	5,376
Current maturities of long-term debt	11,786	13,430
Other current liabilities	796	935

Total current liabilities	63,976	51,807
Long-term liabilities
Revolving line of credit, net	136,016	239,674
Long-term debt, net of current maturities and debt issuance costs	117,366	125,844
Deferred income taxes	84,638	84,638
Other long-term liabilities	1,498	2,024

Total long-term liabilities	339,518	452,180

Total liabilities	403,494	503,987
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 500,000,000 shares authorized, 115,046,793 issued and 114,381,404 outstanding at April 30, 2021 and 200,000,000 shares authorized, 101,713,460 issued and outstanding at July 31, 2020	1,150	1,017
Additional paid-in capital	725,601	535,372
Retained earnings	66,206	117,658

Total The Duckhorn Portfolio, Inc. equity	792,957	654,047

Non-controlling interests	553	557

Total equity	793,510	654,604

Total liabilities and equity	$1,197,004	$1,158,591

THE DUCKHORN PORTFOLIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended April 30,		Nine months ended April 30,
	2021	2020	2021	2020
Net sales (net of excise taxes of $1,368, $759, $3,782 and $2,516, respectively)	$90,425	$68,720	$265,720	$218,417
Cost of sales	43,496	32,378	132,759	107,458

Gross profit	46,929	36,342	132,961	110,959
Selling, general and administrative expenses	31,142	13,156	65,418	49,703
Casualty gain, net	(421)	(24)	(6,636)	(4,047)

Income from operations	16,208	23,210	74,179	65,303
Interest expense	3,755	4,221	10,947	13,905
Other (income) expense, net	(2,192)	3,183	(5,006)	3,707

Total other expenses	1,563	7,404	5,941	17,612

Income before income taxes	14,645	15,806	68,238	47,691
Income tax expense	5,623	4,189	19,694	12,588

Net income	9,022	11,617	48,544	35,103

Less: Net loss (income) attributable to non-controlling interest	—	2	4	(3)

Net income attributable to The Duckhorn Portfolio, Inc.	$9,022	$11,619	$48,548	$35,100

Net income per share of common stock:
Basic	$0.08	$0.11	$0.47	$0.35
Diluted	$0.08	$0.11	$0.47	$0.35
Weighted average shares of common stock outstanding:
Basic	107,976,264	101,713,460	103,755,180	101,713,460
Diluted	108,404,009	101,713,460	104,123,270	101,713,460

THE DUCKHORN PORTFOLIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Nine months ended April 30,
	2021	2020
Cash flows from operating activities
Net income	$48,544	$35,103
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	16,434	17,421
Loss on disposal of assets	62	227
Change in fair value of derivatives	(4,818)	3,427
Amortization of debt issuance costs	1,221	1,590
Loss on debt extinguishment	272	—
Equity-based compensation	9,538	866
Change in operating assets and liabilities:
Accounts receivable trade, net	(17,491)	(5,204)
Inventories	(23,514)	(11,161)
Prepaid expenses and other current assets	(5,848)	(1,431)
Other long-term assets	(304)	97
Accounts payable	4,176	2,334
Accrued expenses	11,677	3,102
Accrued compensation	5,098	(2,122)
Accrued interest	—	—
Deferred rent	—	—
Deferred revenue	(3,381)	(2,263)
Other current and long-term liabilities	(130)	(5)

Net cash provided by operating activities	41,536	41,981
Cash flows from investing activities
Purchases of property and equipment	(11,452)	(11,589)
Proceeds from sales of property and equipment	52	50

Net cash used in investing activities	(11,400)	(11,539)
Cash flows from financing activities
Dividend to parent	(100,000)	—
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriters’ discounts and commissions	187,500	—
Payments of deferred offering costs	(3,580)	—
Payments under line of credit	(245,000)	(56,500)
Borrowings under line of credit	140,500	49,000
Extinguishment of long-term debt	(38,131)	—
Issuance of long-term debt	38,131	13,100
Payments of long-term debt	(10,513)	(9,122)
Repayment of capital leases	(8)	(12)
Debt issuance costs	(260)	—

Net cash used in financing activities	(31,361)	(3,534)

Net (decrease) increase in cash	(1,225)	26,908
Cash - Beginning of year	6,252	3,765

Cash - End of year	$5,027	$30,673

Non-cash investing and financing activities
Property and equipment additions in accounts payable and accrued expenses	$639	$505
Deferred offering costs in accounts payable, accrued expenses and prepaid expenses	$3,096	$—

THE DUCKHORN PORTFOLIO, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.

Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.

Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;

•	adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and

•	other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting) and bulk wine losses. We believe Adjusted Gross Profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted Gross Profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.

Adjusted Net Income

Adjusted Net Income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe Adjusted Net Income assists us and our investors in evaluating our performance period-over-period. In calculating Adjusted Net Income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach Adjusted Net Income:

•	Adjusted Net Sales – calculated as net sales excluding the impact of purchase accounting and bulk wine losses;

•	Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, equity-based compensation, and COVID-19 costs;

•	Adjusted Income Tax – calculated as the tax effect of all adjustments to reach Adjusted Net Income based on the applicable blended statutory tax rate for the period.

Adjusted Net Income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.

Adjusted EPS

Adjusted EPS is a non-GAAP financial measure that the Company calculates as Adjusted Net Income divided by diluted earnings per share. We believe Adjusted EPS is useful to us and our investors because it improves comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in millions, except shares and per share data)

				Three months ended April 30, 2021
	Net Sales	Gross Profit	SG&A	Adjusted EBITDA	Income Tax	Net Income	Diluted EPS
GAAP Results	$90.4	$46.9	$31.1	$9.0	$5.6	$9.0	$0.08

Interest expense				3.8
Income tax expense				5.6
Depreciation and amortization expense		0.2	(1.9)	5.6

EBITDA				$24.0

Purchase accounting adjustments		0.1		0.1	0.0	0.1	0.00
Transaction expenses			(2.3)	2.3	0.6	1.7	0.02
Change in fair value of derivatives				(2.0)	(0.5)	(1.5)	(0.01)
Equity-based compensation			(9.0)	9.0	0.1	8.9	0.08
Wildfire costs				(0.4)	(0.1)	(0.3)	(0.00)

Non-GAAP Results	$90.4	$47.2	$17.9	$32.9	$5.7	$17.9	$0.17

				Three months ended April 30, 2020
	Net Sales	Gross Profit	SG&A	Adjusted EBITDA	Income Tax	Net Income	Diluted EPS
GAAP Results	$68.7	$36.3	$13.2	$11.6	$4.2	$11.6	$0.11

Interest expense				4.2
Income tax expense				4.2
Depreciation and amortization expense		0.8	(1.9)	6.1

EBITDA				$26.1

Purchase accounting adjustments		0.2		0.2	0.1	0.2	0.00
Change in fair value of derivatives				3.0	0.8	2.3	0.02
Equity-based compensation			(0.3)	0.3	0.0	0.3	0.00
Bulk wine loss, net	(0.4)	1.2		1.2	0.3	0.9	0.01
COVID-19 costs			(0.3)	0.3	0.1	0.2	0.00

Non-GAAP Results	$68.3	$38.5	$10.7	$31.2	$5.4	$15.5	$0.15